Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Gravity AI
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(2)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.0000078125 per share(1)	457(o)	-	-	$17,250,000	0.0001381		$2,382.23
		Representative Warrants(3)	457(g)	-	-	-	-		-
	Equity	Ordinary Shares underlying Representative Warrants(4)	457(o)	-	-	$828,000	0.0001381		$114.35

Fees Previously Paid

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$18,078,000			$2,496.58
	Total Fees Previously Paid							$
	Total Fee Offsets							$
	Net Fee Due								$2,496.58

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(3)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

(4)	As estimated for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the Ordinary Shares issuable upon exercise of warrants to purchase Ordinary Shares issued to the representative of the several underwriters (the “Representative Warrants”) is $828,000, which is equal to 120% of $690,000 (which is 4.0% of the proposed maximum aggregate offering price of $17,250,000).